TEMPORARY CERTIFICATE – Exchangeable for Definitive Engraved Certificate When Ready for Delivery.

ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

Allianz RCM Global Ecotrends Fund

COMMON SHARE(S) OF BENEFICIAL INTEREST $.00001 PAR VALUE PER SHARE

THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK

CUSIP TO COME

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF

ALLIANZ RCM GLOBAL ECOTRENDS FUND, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of (DATE TO COME), establishing the Fund, and all amendments thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts, and the Fund’s Bylaws, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The common shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund, properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

DATED:

SIGNATURE TO COME

SIGNATURE TO COME

ALLIANZ RCM GLOBAL ECOTRENDS FUND

A MASSACHUSETTS BUSINESS TRUST 2006

COUNTERSIGNED AND REGISTERED:

PFPC Inc.

TRANSFER AGENT

AND REGISTRAR,

BY

AUTHORIZED SIGNATURE.

AMERICAN BANK NOTE COMPANY.